Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated May 23, 2011, relating to the consolidated financial statements of Premier Exhibitions, Inc., appearing in the Annual Report on Form 10-K of Premier Exhibitions, Inc. filed on May 24, 2011 with the Securities and Exchange Commission, and to the reference to us under the heading “Experts” in the Prospectus, which is part of such Registration Statement.

/s/ Cherry, Bekaert & Holland, L.L.P. Atlanta, Georgia November 10, 2011